EXHIBIT 10.23

Amendment No. 4

to the United States Reseller Agreement between

Sycamore Networks, Inc.

and

Sprint Communications Company, L.P. Government Systems Division

This Amendment No. 4 (the “Amendment”), effective as of June 1, 2005 (the “Effective Date”), to the United States Reseller Agreement by and between Sycamore Networks, Inc. (“Sycamore”) and Sprint Communications Company, L.P. (“Sprint”) which agreement is dated January 6, 2004, as amended (the “Reseller Agreement”). Sycamore and Sprint are collectively referred to herein as the “Parties.”

WHEREAS, Attachment I-2 to the Reseller Agreement contains a list of the Labor Categories that Sycamore offers for sale/license to Sprint under the Reseller Agreement;

WHEREAS, the Parties wish to replace the existing Attachment I-2 with a new attachment containing updated Labor Categories and prices, and;

WHEREAS, there are no other changes to the Agreement by this Amendment.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to modify the Reseller Agreement as follows:

1. Capitalized terms used herein and not otherwise defined herein shall have such meaning as set forth in the Reseller Agreement.

2. Attachment I-2 to the Reseller Agreement is hereby replaced with the document attached hereto and incorporated herein labeled “Attachment I-2, Rev. 2.”

3. In the event of a conflict between the terms and conditions of this Amendment and the Reseller Agreement, this Amendment shall prevail. Except as expressly modified in this Amendment, all other terms and conditions of the Reseller Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 4 to be executed in duplicate by their respective, duly authorized representatives:

SYCAMORE NETWORKS, INC.	SPRINT COMMUNICATIONS COMPANY, L.P.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Attachment I-2, Rev 2

		Option YR 1 (thru 09-30-03)	Option YR 2	Option YR 3	Option YR 4	First Award	Second Award	Third Award	Fourth Award
	LABOR CATEGORIES	Labor Rate at Customer Site	Labor Rate at Customer Site	Labor Rate at Customer Site	Labor Rate at Customer Site	Term Period	Term Period	Term Period	Term Period

1	Communications Specialist LEVEL II	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

2	Communications Specialist LEVEL III	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

3	Communications Hardware Installation Technician LEVEL III	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

4	Communications Network Specialist Level III	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

5	Network Design Engineer Level II	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Notes:

A      Communications Specialist LEVEL II, Communications Specialist Level III and Communications Hardware Installation Technician Level III are for onsite technical troubleshooting. 8 hour minimum for each.

B Communications Network Specialist Level III and Network Design Engineer Level II would be a full-time, onsite dedicated resource. 6 month [*] engagement minimum.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.